Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Provides Estimated Third Quarter Revenue

Company to announce full third quarter results and revised guidance Nov. 3

PROVO, Utah — Oct. 4, 2021 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced estimated third quarter revenue between $637 and $642 million.

“Our third quarter revenue was softer than anticipated as the delta variant created unexpected disruptions in many of our markets,” said Ryan Napierski, president and CEO of Nu Skin. “Unanticipated government restrictions impacted our ability to sell and distribute products, with the largest impact in Mainland China and Southeast Asia, and also disrupted promotional activities such as incentive trips and the performance of local expos in several markets.

“Despite the unanticipated COVID-related disruptions, our Collagen+ launch in the U.S. drove continued strong growth, and we successfully introduced our Tencent digital tools in China during the quarter. We are optimistic about our upcoming product launches and the rollout of additional social commerce tools in late 2021 and into next year. We remain confident in our strategy and anticipate annual 2021 revenue to be up modestly year over year.”

Nu Skin Enterprises will release full third-quarter results and provide updated guidance after the market closes on Wednesday, Nov. 3 and will host a webcast at 5 p.m. ET that day at ir.nuskin.com. The financial information presented and a replay of the webcast will be available at the same location through Wednesday, Nov. 17.

About Nu Skin Enterprises, Inc.

Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies with sustainable solutions, opportunities, technologies, and life-improving values. The company currently focuses its efforts on innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskinenterprises.com.

Important Information Regarding Forward-Looking Statements:  This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include statements of management’s expectations regarding the company’s performance and revenue for the third quarter and full year, as well as its upcoming product launches and social commerce tools.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	issues that could arise during the company’s closing and review/audit procedures, such as the need to make an adjustment to the preliminary numbers;
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577